SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                Date of Report:

                                October 11, 1996


                                 DESIGNS, INC.
                                 -------------

             (Exact Name of registrant as specified in its charter)


        Delaware                  0-15898                04-2623104
(State or other jurisdiction    (Commission            (IRS Employer
     of incorporation)           File Number)        Identification No.)


     66 B Street, Needham, Massachusetts                      02194
  (Address of principal executive offices)                  (Zip Code)


                                 (617) 444-7222
              (Registrant's telephone number, including area code)


Item 5.   Other Events

     On October 3, 1994, Designs, Inc. (the "Company") announced that its Board of Directors authorized the purchase of up to 2 million shares of the Company's Common Stock. Since this stock repurchase program was adopted the Company has repurchased and retired 300,000 shares. The timing and price of additional repurchases, if any, under this stock repurchase program will be determined in the discretion of management based upon its assessment of market conditions and the price of the Company's Common Stock. It is expected that the Company's Board of Directors will review the progress of the repurchase program to assess future market conditions. The Company currently has approximately 15,800,000 shares outstanding.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DESIGNS, INC.



Date:  October 11, 1996            By: /s/ Scott N. Semel
                                       -------------------------------
                                       Scott N. Semel, Executive Vice
                                        President and Secretary